SEVENTH LOAN MODIFICATION AND WAIVER AGREEMENT (DOMESTIC)

     This Seventh Loan Modification and Waiver Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of July 31, 2013 (the “Seventh Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), STEREOTAXIS, INC., a Delaware corporation

(“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011, as amended by a certain First Loan Modification Agreement (Domestic), dated as of March 30, 2012, as further amended by a certain Second Loan Modification and Waiver Agreement (Domestic), dated as of May 1, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Fourth Loan Modification Agreement (Domestic), dated as of December 28, 2012 as further amended by a certain Fifth Loan Modification Agreement (Domestic), dated as of March 29, 2013 and as further mended by a certain Sixth Loan Modification and Waiver Agreement (Domestic), dated as of June 28, 2013 (“Sixth Loan Modification (Domestic”) (as may be amended from time to time, the “Loan Agreement”) and (ii) a certain Amended and Restated Export-Import Bank Loan and Security Agreement, dated as of November 30, 2011, as amended by a certain Export-Import Bank First Loan Modification Agreement, dated as of March 30, 2012, as amended by that certain Export-Import Bank Second Loan Modification and Waiver Agreement, dated as of May 1, 2012, as further amended by that certain Export-Import Bank Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Export-Import Bank Fourth Loan Modification Agreement, dated as of March 29, 2013, as further mended by a certain Export-Import Bank Fifth Loan Modification Agreement, dated as of June 28, 2013 and as further amended by a certain Export-Import Bank Sixth Loan Modification Agreement, dated as of the date hereof (as may be amended from time to time, the “EXIM Bank Loan and Security Agreement”), in each case between Borrower and Bank. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the EXIM Bank Loan and Security Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

	A.	Modifications to Loan Agreement.

		1	The Loan Agreement shall be amended by inserting the following new definition in Section 13.1 thereof, in its appropriate alphabetical order:

“Seventh Loan Modification (Domestic) Effective Date” is July 31, 2013.

		2	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Revolving Line Maturity Date” is July 31, 2013.”

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is August 31, 2013.”

4. WAIVER OF FINANCIAL COVENANT TESTING. Bank hereby waives testing of the Liquidity Ratio financial covenant contained in Section 6.9(b) of the Loan Agreement solely for the compliance period ended July 31, 2013. Bank’s waiver shall only apply to the Liquidity Ratio financial covenant, and only for the specific compliance period described above, and shall not constitute a continuing waiver. Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5. FEES. Borrower shall pay to Bank an extension fee equal to Ten Thousand Dollars ($10,000), which fee shall be due and payable on the date hereof and shall be non-refundable and deemed fully earned as of the date hereof. In addition, Borrower shall pay to Bank a final payment fee equal to Fifty Thousand Dollars ($50,000) (which includes the payment of Twenty Five Thousand Dollars ($25,000) referenced in Section 5 of the Sixth Loan Modification (Domestic), which final payment fee shall be fully earned as of the date hereof and shall be payable on the earlier to occur of (i) August 31, 2013 or (ii) the date the Loan Agreement is terminated, when all outstanding Obligations have been repaid and Bank has no further commitment to make any Advances under the Revolving Line. Once paid, the final payment fee shall be non-refundable. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Seventh Loan Modification (Domestic) Effective Date, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	duly executed and delivered Reaffirmation of Intercreditor Agreement from Healthcare Royalty Partners II, L.P.;

C.	duly executed and delivered Reaffirmation of Second Amended and Restated Unconditional Limited Guaranty from Alafi;

D.	duly executed and delivered Reaffirmation of Third Amended and Restated Unconditional Guaranty from Sanderling;

E.	duly executed and delivered Reaffirmation of Subordination Agreement from each holder of Borrower’s Subordinated Convertible Debenture; and

F.	such other documents as Bank may request, in its reasonable discretion.

7. ADDITIONAL COVENANTS; RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of November 30, 2011, as amended and supplemented through and as of the Seventh Loan Modification (Domestic) Effective Date with the disclosures attached as Exhibit A hereto, if any, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate as so updated remain true and correct in all material respects as of the date hereof.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

16. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Seventh Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: President and Treasurer

BANK:

SILICON VALLEY BANK By /s/ Sheila Colson Name: Sheila Colson Title: Managing Director

[Signature page to Seventh Loan Modification Agreement (Domestic)]

Exhibit A

Updates to Perfection Certificate, if any

(See attached.)